                                                                  EXHIBIT 10.4

                      EMPLOYMENT AND SEVERANCE AGREEMENT


  This Employment and Severance Agreement (this "Agreement") has been entered into, effective as of December 11, 1998, between GENESYS TELECOMMUNICATIONS LABORATORIES, INC., a California corporation (the "Company"), and MICHAEL J. MCCLOSKEY ("Executive") to provide for the employment of Executive on the terms and conditions set forth herein.

  WHEREAS, Executive currently serves as the President and Chief Financial Officer of the Company;

  WHEREAS, the Company wishes to assure itself of the continued employment efforts of Executive for the period provided in this Agreement, and Executive is willing to continue to serve in the employ of the Company on a full-time basis for said period upon the terms and conditions hereinafter provided.

  NOW, THEREFORE, in consideration of the mutual agreements herein contained, intending to be legally bound, the Company and Executive agree as follows:

1.  Employment.  The Company hereby employs Executive, and Executive hereby
--  ----------
accepts such employment by the Company, upon the terms and conditions herein provided.

2.  Term of Employment.  Executive's employment with the Company pursuant to
--  ------------------
this Agreement shall commence on December 11, 1998 and shall continue through the earlier to occur of (i) June 30, 1999 (the "Final Termination Date") or (ii) the date on which the Company hires one or more individuals who individually or collectively fulfill the responsibilities of the positions of (A) vice president-finance and chief financial officer and (B) vice president-worldwide sales, or (iii) the date on which such employment is otherwise terminated. The period during which this Agreement continues in effect shall constitute the "Employment Period".

3.  Positions and Responsibilities.
--  ------------------------------

(a)  Position.  During the Employment Period, Executive shall serve as the
     --------
     Company's President, reporting directly to the Chief Executive Officer ("CEO") of the Company.

(b)  Duties.  During the Employment Period, and subject to the control of the
     ------
     CEO, Executive shall have active management and supervision over the operations and affairs of the Company and shall perform such other executive and/or administrative duties consistent with the office of President as from time to time may be assigned to Executive by the CEO, but subject to the conditions in this Agreement. During the Employment Period, Executive shall devote substantially Executive's full business time and attention to, and exert Executive's best efforts in, the performance of Executive's duties hereunder, so as to promote the business of the Company. Executive's principal place of business shall be at the Company's corporate offices in San Francisco, California.

4.  Compensation.  For all services rendered by Executive pursuant to this
--  ------------
Agreement, the Company shall pay Executive, and Executive agrees to accept, the salary and other compensation and benefits described below in this Section 4.

        (a)  Salary.  The Company shall pay Executive an annual base salary
             ------
     equal to Executive's base salary in effect as of December 1, 1998 ("Base Salary"), payable at periodic intervals in accordance with the Company's payroll practices for salaried employees.

        (b)  Health Care.  During the Employment Period, Executive shall be
             -----------
     eligible to participate in any health insurance programs and medical plans available to officers or employees of the Company.

        (c)  Participation in Benefit and Equity Compensation Plans.  During the
             ------------------------------------------------------
     Employment Period, Executive shall be eligible to receive all benefits, including those under equity participation and bonus programs, to which key employees are or become eligible under such plans or programs as may be established by the Board.

        (d)  401(k) Plan Benefits.  In addition to the other benefits to which
             --------------------
     Executive shall be entitled to under this Agreement, Executive shall be entitled to continue to participate in the Company's 401(k) Plan.

5.  Vacation.  During the Employment Period, Executive shall be entitled to
--  --------
vacation in accordance with the Company policy in effect for executive officers.

6.  Indemnification.  The Company shall maintain indemnification of Executive
--  ---------------
pursuant to the provisions of the Company's Articles of Incorporation and Bylaws to the fullest extent of California law and all other applicable law, and shall provide Executive with indemnification pursuant to the Company's standard indemnification agreement and any director's and officer's liability insurance policy maintained by the Company.

7.  Acceleration and Vesting of Stock Options.
--  -----------------------------------------

          (a) As of December 11, 1998, the status of Executive's outstanding options (the "Options") to purchase shares of the Company's common stock (the "Common Stock") and Executive's restricted stock purchases (the "Restricted Shares") of Common Stock is as follows:

                        Shares                               Shares Vested       Shares
   Date of             Subject to      Exercise/Purchase          as of         Unvested
 Grant/Issue    Type   Grant/Issue          Price ($)           12/11/98      as of 12/11/98
-------------   ----   -------------   --------------------   -------------   ---------------
      11/8/96   RS*       396,000            $0.375               231,000          165,000
      1/22/97   RS*        84,000            $0.375                49,000           35,000
     10/13/98   NQO**     150,000            $12.50                    --          150,000

________________________________

*   RS=Restricted Stock
**  NQO=Non-Qualified Stock Option

       Pursuant to the terms of the stock purchase agreements evidencing the 480,000 Restricted Shares purchased by Executive pursuant to the 11/8/96 and 1/22/97 grants shown in the table above (the "Purchase Agreements"), an aggregate of 200,000 of such Restricted Shares are subject to repurchase by the Company as of December 11, 1998, at the purchase price paid per share, in the event of Executive's cessation of services with the Company. The table above illustrates the number of Restricted Shares in which Executive is vested as of December 11, 1998. The portion of such Restricted Shares representing the 70,000 shares that would become vested prior to the Final Termination Date in the event Executive continues to provide service to the Company during such period shall continue to vest during the Employment Period, and the repurchase rights with respect thereto shall terminate, in accordance with the applicable Purchase Agreements, subject to the terms of this Agreement. With respect to the remaining 130,000 Restricted Shares that would not otherwise become vested prior to the Final Termination Date, notwithstanding the provisions of the applicable Purchase Agreements covering such Restricted Shares, and in recognition of past services provided by Executive to the Company, the vesting of all such 130,000 unvested Restricted Shares shall be accelerated so that all such Restricted Shares are fully vested on and as of December 11, 1998 and shall not be subject to repurchase by the Company under any circumstances thereafter, including but not limited to any events of termination as addressed in Section 9 of this Agreement. Executive shall own such shares free and clear of any repurchase or other rights or restrictions on the part of the Company.

  Pursuant to the terms of the existing stock option agreement evidencing the Option to purchase 150,000 shares of Common Stock pursuant to the grant on 10/13/98 shown in the table above (the "Option"), the Option shall continue to vest during the Employment Period and be subject to all the terms and conditions of the Option, except as provided in this Agreement.

8.  Release and Waiver of All Claims.
--  --------------------------------

          (a) Executive agrees that he fully and forever discharges, waives and releases any and all claims and causes of action of any kind, known and unknown, that he has or may have against the Company, including any of its officers, directors, agents, employees, affiliates, representatives, predecessors, successors and assigns, arising out of or relating in any way to his employment, status and responsibility as President and Chief Financial Officer of the Company, and any and all acts or omissions occurring on or before December 11, 1998, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code, including Section 1197.5 thereof, age discrimination under the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended, and any other local, state and federal laws and regulations relating to employment.

          (b) Executive agrees that he fully and forever waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

     A general release does not extend to claims which the creditor [Executive] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [the Company].

Executive agrees and understands that if, hereafter, he discovers facts different from or in addition to those which he now knows or believes to be true, that the waivers of this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

          (c) The only exceptions to the releases and waivers of Sections 8(a) and 8(b) above are the following:

               (i) claims Executive may have for indemnification, defense, advances or reimbursements under California Labor Code section 2802 or other applicable law, under the Indemnification Agreement and under any other pre-existing contractual indemnification agreement between Executive and the Company, and under The Company's by-laws or articles of incorporation;

               (ii) claims Executive may have for unemployment insurance benefits and for workers' compensation insurance benefits; and

               (iii) claims under the stock option agreements and stock purchase agreements described in Section 7 above.

9.  Benefits Payable Upon Disability or Death.
--  -----------------------------------------

        (a)  Disability Benefits.  In the event of the Disability of Executive,

             -------------------
the Company shall continue to pay Executive the Base Salary payable to Executive in accordance with Section 4 hereof during the period of Executive's Disability through the Final Termination Date, and, to the extent not vested as of the date hereof as provided in Section 7 of this Agreement, all Restricted Shares and the Option shall continue to vest according to the applicable vesting schedule as if Executive were continuing as a full-time employee through the Final Termination Date.

        (b)  Death Benefits.  In the event of Executive's death during
             --------------
Executive's Disability or otherwise during the Employment Period, the Company shall continue to pay Executive the Base Salary payable to Executive in accordance with Section 4 hereof through the Final Termination Date, and, to the extent not vested as of the date hereof as provided in Section 7 of this Agreement, all Restricted Shares and the Option shall continue to vest according to the applicable vesting schedule as if Executive were continuing as a full-time employee through the Final Termination Date.

10.  Severance Benefits.
---  ------------------

        (a)  Termination of Employment.  In the event of the termination of
             -------------------------
Executive's employment, then Executive shall be entitled to receive severance benefits as follows:

                (i)  Voluntary Resignation.  If Executive's employment
                     ---------------------
     terminates by reason of Executive's voluntary resignation (and such termination is not an Involuntary Termination or a termination for Cause), then Executive shall not be entitled to receive severance or other benefits except for those to which Executive may be entitled under this Agreement, in particular, the Consulting Agreement described in Section 12, or any separate agreement with the Company or as may then be established under the Company's then existing severance and benefit plans and policies at the time of such termination.

                (ii) Involuntary Termination Other Than Termination For Cause.
                     --------------------------------------------------------
     If Executive's employment is terminated as a result of an Involuntary Termination other than a termination for Cause, then the following severance benefits shall be paid or otherwise provided to Executive: (A) the Company shall continue to pay to Executive the Base Salary payable to Executive in accordance with Section 4 hereof through the Final Termination Date; and (B) the Company shall pay the monthly continuation premiums for medical coverage for Executive (and Executive's eligible dependents, if any) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), through the Final Termination Date.

                (iii)  Termination for Cause.  If Executive's employment is
                       ---------------------
     terminated for Cause, then Executive shall not be entitled to receive any severance payments or other severance benefits under this Section 10. Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

        11.  Confidential Information; Non-solicitation.  Executive shall, at
        ---  ------------------------------------------
all times in the future, remain bound by the Genesys Telecommunications Laboratories Confidential Information and Invention Assignment Agreement signed by Executive, including the provisions regarding confidentiality and non-solicitation of employees of the Company.

        12.  Consulting.
        ---  ----------
In the event that Executive's employment is terminated (as a result of Executive's voluntary resignation or otherwise) prior to the Final Termination Date as contemplated by clause (ii) of Section 2 of this Agreement, then the Company shall engage Executive as an Independent Consultant for the remaining period through June 30, 1998 pursuant to the terms of the Independent Consulting Agreement which is attached as Exhibit A hereto.


        13.  Services to Other Parties.  Executive agrees that he will not
        ---  --------------------------
provide services to another person or entity if such services will interfere with Executive's ability to fulfill Executive's responsibilities to the Company pursuant to this Agreement, or if such services are directly related to the business in which the Company is now involved or becomes involved during the Employment Period.

        14.  Successors.  Any successor to the Company (whether direct or
        ---  ----------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and shall perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        15.  Notice.  Notices and all other communications contemplated by this
        ---  ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Executive shall be addressed to Executive at the home address from which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notice shall be directed to the attention of its Secretary.

16.  Miscellaneous Provisions.
---  ------------------------

        (a)  Definition of Terms.  The capitalized terms in this Agreement
             -------------------
shall have the meanings set forth in this Agreement or in Appendix A hereto.
                                                          ----------

        (b)  No Duty to Mitigate.  Executive shall not be required to mitigate t
             -------------------
he amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by earnings that Executive may receive from any other source.

        (c)  Waiver.  No provision of this Agreement shall be modified, waived
             ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer or representative of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision of another time.

        (d)  Whole Agreement.  No agreements, representations or understandings
             ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

        (e)  Choice of Law.  The validity, interpretation, construction and
             -------------
performance of this Agreement shall be governed by the laws of the State of California.

        (f)  Severability.  If any term or provision of this Agreement or the
             ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity of unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

        (g)  Arbitration.  Any dispute or controversy arising under or in

             -----------
connection with this Agreement may be settled by arbitration in the County of San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Such arbitration proceedings shall be nonbinding and any claim with respect to this Agreement, whether or not previously the subject of an arbitration proceeding, may be brought in any court of competent jurisdiction.

        (h)  Employment Taxes.  All payments made pursuant to this Agreement
             ----------------
will be subject to withholding of applicable income and employment taxes.

                (i)  Assignment by Company.  The Company may assign its rights

                     ---------------------
under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company; provided, however, that if there is any such assignment, the Company will guarantee all payments and the performance of all obligations under this Agreement. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation or other entity that actually employs Executive.

        (j)  Counterparts.  This Agreement may be executed in counterparts,
             ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

    17.  Prior Agreements.  This Agreement replaces any other agreements
    ---  ----------------
between the Company and Executive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day and year first above written.


                                GENESYS TELECOMMUNICATIONS
                                LABORATORIES, INC.


                                By: /s/ Ori Sasson
                                   --------------------------------
                                    Ori Sasson
                                    Chief Executive Officer


                                EXECUTIVE:

                                      /s/ Michael J. McCloskey
                                ____________________________________
                                        Michael J. McCloskey

                                 APPENDIX A
                                 ----------

                                 Definitions
                                 -----------


        Cause. "Cause" shall mean (i) material and intentional breach of any
        -----
material terms of this Agreement, (ii) conviction of a felony, (iii) repeated unexplained or unjustified absence, (iv) willful breach of fiduciary duty under this Agreement or (v) gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries.

        Disability. "Disability" shall mean the inability of Executive to
        ----------
perform all the material duties of Executive's position as determined by an independent physician selected with the approval of the Company and Executive.

        Involuntary Termination. "Involuntary Termination" shall mean
        -----------------------
termination by the Company of Executive's employment for any reason other than for Cause, and shall include Executive's voluntary resignation following (i) the material breach by the Company of one or more of its obligations under this Agreement which are not otherwise corrected within ten (10) days following Executive's written notice to the Company of such breach, or (ii) the occurrence of any of the following events without Executive's express prior written consent: (A) a change in Executive's position with the Company which materially reduces Executive's level of responsibilities, (B) a reduction in Executive's level of compensation, (C) a relocation of Executive's place of employment by more than twenty (20) miles from Executive's current place of employment, (D) the assignment of additional material job responsibilities or a reduction in job responsibilities inconsistent with Executive's position with the Company and Executive's prior responsibilities, or (E) in the event Executive is no longer the Company's President reporting to the CEO.

                                  ANNEX A

                      INDEPENDENT CONSULTING AGREEMENT
                      --------------------------------


     The following confirms the agreement ("Agreement") between Michael McCloskey ("Consultant") and Genesys Telecommunications Laboratories, Inc. and any successors thereto ("Genesys") with respect to the provision of consulting services by Consultant to Genesys.


          1.   Term of Agreement. The Consulting Period shall commence on
               -----------------
[insert appropriate date], 1999 ("Effective Date"). The term of this Agreement shall be through June 30, 1999 ("Consulting Period"). This Agreement shall terminate on June 30, 1999, or an earlier date pursuant to section 10 of this Agreement ("Termination Date").

          2.   Independent Contractor Status. It is the express intention of the
               -----------------------------
parties to this Agreement that the Consultant is an independent contractor, and is not an employee, agent, joint venturer or partner of Genesys. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between Genesys and the Consultant.

          3.   Services. Consultant agrees to provide consulting services
               --------
("Services") to Genesys during the Consulting Period which shall be those Services that Genesys reasonable requests of Consultant from time-to-time by and through Genesys' Chief Executive Officer ("CEO"). Consultant shall be available to perform such Services for up to an average of twenty (20) hours per week during the Consulting Period. The Services to be provided by Consultant will include:

                i. Doing all things necessary and requested to effect a smooth transition of all business related matters for which Consultant has been responsible to the CEO, any CFO and any other proper officer of Genesys; and

                ii. Providing advice and guidance with respect to operations, sales, marketing and strategic matters as requested by the CEO, the Board or the Chairman.


          4.   Compensation. For the duration of the consulting period,
               ------------
Consultant shall be paid cash compensation equal to Consultant's salary compensation as such compensation was in effect on December 1, 1998 in Consultant's position as President of Genesys, such compensation to be paid bi-monthly in accordance with the Company's practice for employees, and Consultant shall continue vesting in all stock options that were granted to, and in all restricted shares that were purchased by, Consultant in connection with his employment with Genesys. The foregoing is Consultant's sole compensation for rendering Services to Genesys and for reserving Consultant's time to render Services to Genesys. Genesys also agrees to reimburse Consultant for any costs incurred in performing the Services.

          5.   Services to other Persons/Entities. The parties to this Agreement
               ----------------------------------
understand and agree that the Consultant may, and probably will, perform consulting and employment (full-time or part-time) services for other persons or entities during the Consulting Period. However, Consultant agrees that he will not provide services to another person or entity if such services will interfere with Consultant's ability to provide Services to Genesys pursuant to this Agreement, or if such services are directly competitive with the business in which Genesys is now involved.

          6.   Employment of Assistants. Should the Consultant, in his sole
               ------------------------
discretion, deem it necessary to employ assistants to aid him in the performance of the Services, the parties agree that Genesys will not direct, supervise, or control in any way such assistants to the Consultant in their performance of Services, unless otherwise agreed or requested by Genesys. The parties further agree that, unless otherwise agreed or requested by Genesys, such assistants are employed solely by the Consultant, and that he alone is responsible for providing workers' compensation insurance for his employees, for paying the salaries and wages of his employees, and for ensuring

                                     1 of 3
that all required tax withholdings are made. Consultant further agrees and warrants that he shall maintain workers' compensation insurance coverage for his employees and acknowledges that he alone has responsibility for such coverage.

          7.   Obligations of the Consultant. Consultant will be responsible for
               -----------------------------
any and all taxes due on all payments and benefits provided to him by Genesys under this Agreement, including state, federal and local taxes and mandatory contributions to government benefit programs.

          8.   Reporting to Genesys' Facilities. Consultant is not required to
               --------------------------------
report to work at any facility of Genesys or during any particular work hours. Rather, Consultant is free to report or not report to any of Genesys' facilities as he sees fit and only as necessary to provide Services to Genesys.

          9.   Obligations re: Confidential Information, Inventions and Non-
               ------------------------------------------------------------
Solicitation.
------------

          The Confidential Information and Inventions Assignment Agreement, signed by Consultant in his capacity as a Genesys employee, is hereby renewed by Consultant and shall have the same force and effect as if executed by Consultant contemporaneous with execution of this Agreement; and for the purpose of this Agreement, every reference to employment with Genesys made in the Confidential Information and Inventions Assignment Agreement shall be interpreted and construed to mean and refer to the consulting relationship between Executive and Genesys established by this Agreement.

          10.  Earlier Termination of Agreement. This Agreement may be
               --------------------------------
terminated by Genesys at any time prior to the Termination Date for the breach by Consultant of any obligation of sections 5, 6, 7 or 9 of this Agreement.

          11.  Enforceability of Agreement. Consultant agrees that any dispute
               ---------------------------
in the meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. Consultant further agrees that if one or more provisions of this Agreement are held to be unenforceable under applicable California law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          12.  Assignment. This Agreement shall not be assignable by either the
               ----------
Consultant or Genesys without the express written consent of the other party.

                                     2 of 3

          13.  Dispute Resolution. Any controversy between the parties hereto
               ------------------
involving the construction or application of any terms, covenants, or conditions of this Agreement or any claim arising out of or relating to this Agreement will be submitted to and be settled by final and binding arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to any other relief to which the party may be entitled.


          14.  Entire Agreement. This Agreement contains the entire
               ----------------
understanding and agreement of the parties regarding its subject matters and can only be modified by a subsequent written agreement executed by the Consultant and Genesys.


          15.  Notices. All notices required or given pursuant to this Agreement
               -------
shall be addressed to Genesys or Consultant at the designated addresses shown below by registered mail, special delivery, or by courier service:


               a.   To Genesys:
                    ----------

               Genesys Telecommunications Laboratories, Inc.
               1155 Market Street, 11th Floor
               San Francisco, CA 94103
               Attn: Ori Sasson, Chief Executive Officer

               b.   To Consultant:
                    -------------

               Michael J. McCloskey
               2999 Sorano Court
               Pleasanton, CA 94566


          IN WITNESS, the parties have executed this Independent Consulting Agreement to be effective as of [insert appropriate date], 1999.



Dated:  ______________, 1999    Consultant:


                                -------------------------------
                                Michael J. McCloskey


Dated:  ______________, 1999    Genesys Telecommunications Laboratories, Inc.:



                                By:
                                   -----------------------------
               .                    Ori Sasson
                                    Chief Executive Officer

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